Exhibit 99.1

Contact: Richard Fish Chief Financial Officer 720-479-3538 Rich.Fish@wowinc.com

WOW! REPORTS RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015

ENGLEWOOD, CO — (March 17, 2016) - WOW! Internet, Cable & Phone (“WOW!”), a leading, fully-integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, today reported financial and operating results for the year ended December 31, 2015.

Financial & Operating Highlights (1)

For the year ended December 31, 2015, WOW! reported Total Revenue of $1.217 billion and Adjusted EBITDA of $443.9 million representing a year-over-year increase in Total Revenue of $8.2 million (or 0.7%) and a year-over-year increase in Adjusted EBITDA of $31.6 million (or 7.7%) from the Pro Forma Total Revenue and Pro Forma Adjusted EBITDA for the year ended December 31, 2014.

Conference Call

WOW! will host a conference call on Friday, March 18, 2016 at 10:00 am Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:	Friday, March 18, 2016	Call Time:	10:00 a.m. Eastern
Dial In:	(877) 541-5069	Intn’l Dial In:	(443) 842-7607
Conf. ID:	66721486

A recording of the conference call will be available approximately two hours after the completion of the call until April 18, 2016.  Dial in # for this replay is (855) 859-2056. Additionally, a copy of the transcript will be available approximately forty-eight hours after the call, at www.wowway.com/investor-relations.

About WOW!

WOW! is one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in the U.S.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned by Avista Capital Partners and Crestview Partners.  For more information, please visit www.wowway.com.

(1)         Refer to “Definitions of Non-GAAP Financial Measures and Operating Metrics”, “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures”, and “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” in this Earnings Release for definitions and information related to Adjusted EBITDA and Pro Forma financial, operating and customer information.

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations

($ in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue
Residential subscription	$242.9	$252.2	$987.3	$1,038.2
Commercial subscription	25.6	23.4	99.7	95.8
Total subscription revenue	268.5	275.6	1,087.0	1,134.0
Other commercial services	5.9	5.4	24.0	24.6
Other	26.9	28.2	106.1	105.7
Total Revenue	301.3	309.2	1,217.1	1,264.3

Costs and expenses:
Operating (excluding depreciation & amortization)	165.5	187.8	678.6	737.0
Selling, general and administrative	27.4	33.5	110.6	135.8
Depreciation and amortization	54.9	57.2	221.1	251.3
Management fee to related party	0.5	0.4	1.9	1.7
	248.3	278.9	1,012.2	1,125.8

Income from operations	53.0	30.3	204.9	138.5

Other income (expense):
Interest expense	(54.7)	(59.8)	(226.0)	(237.0)
Realized and unrealized gain on derivative instruments, net	1.3	1.0	5.6	4.1
Gain on sale of assets	—	0.3	—	52.9
Loss on early extinguishment of debt	—	—	(22.9)	—
Other income (expense), net	0.1	0.9	(0.4)	3.4
Income Tax (expense) benefit	(1.2)	0.5	(3.9)	14.9
Net loss	$(1.5)	$(26.8)	$(42.7)	$(23.2)

The condensed consolidated statements of operations above and the information in this press release should be read in conjunction with our Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 17, 2016. For ease of use, references in this press release to “WOW! Internet, Cable & Phone” or “WOW!” mean WideOpenWest Finance, LLC and its consolidated subsidiaries.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.    The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2016.

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this press release including Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net loss before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off/disposal of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows, or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

See “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for reconciliations of Adjusted EBITDA to our net loss, which is the most directly comparable GAAP financial measure.

Furthermore, Adjusted EBITDA in this release is sometimes presented on a Pro Forma basis, giving effect to the increase in our investment in AAB on May 1, 2014 and the sale of our South Dakota systems on September 30, 2014 as if such transactions had been completed at the beginning of each period presented (see “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” below for a complete discussion).

In addition, we use the following operating and customer metrics in this release:

•                                     Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                                     Total Customers and RGUs — Because we deliver multiple services to our customers, we report the total number of customers (“Total Customers”) as those who subscribe to at least one of our high-speed data (“HSD”), video (“Video”) or telephony (“Telephony”) services without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  Each of the individual Video, HSD and Telephony subscribers is referred to as a Revenue Generating Unit (“RGU”).

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

The following two tables provide an unaudited reconciliation of our consolidated net loss to Adjusted EBITDA for the respective quarters ended:

WideOpenWest Finance, LLC

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions)

	Three months ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2015	2015	2015	2015
Net loss	$(6.6)	$(27.5)	$(7.1)	$(1.5)
Depreciation and amortization	54.8	55.5	55.9	54.9
Management fee to related party	0.4	0.6	0.4	0.5
Interest expense	58.9	57.1	55.3	54.7
Loss on extinguishment of debt	—	22.9	—	—
Unrealized gain on derivative instruments, net	(2.0)	(1.1)	(1.2)	(1.3)
Non-recurring prof. fees, M&A and restr. exp.	3.5	4.2	4.8	3.5
Other expense (income), net	(0.2)	—	0.7	(0.1)
Income tax expense	0.9	1.0	0.8	1.2
Adjusted EBITDA(1)	$109.7	$112.7	$109.6	$111.9

WideOpenWest Finance, LLC

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions)

	Three months ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2014	2014	2014	2014
Net loss	$(20.3)	$(7.8)	$31.7	$(26.8)
Depreciation and amortization	66.0	64.1	64.0	57.2
Management fee to related party	0.4	0.5	0.4	0.4
Interest expense	57.8	59.4	60.0	59.8
Unrealized gain on derivative instruments, net	(1.0)	(0.8)	(1.3)	(1.0)
Gain on sale of assets	—	—	(52.6)	(0.3)
Non-recurring prof. fees, M&A and restr. exp.	4.9	13.0	8.9	19.8
Other expense (income), net	0.1	(0.2)	(2.4)	(0.9)
Income tax (benefit) expense	1.1	(16.7)	1.2	(0.5)
Adjusted EBITDA(1)	$109.0	$111.5	$109.9	$107.7

(1)         See “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” below for a reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA for the respective quarters ended.

The following table provides an unaudited reconciliation of our net income (loss) to Adjusted EBITDA for the respective years ended:

WideOpenWest Finance, LLC

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions)

	Year ended
	December 31,
	2015	2014
Net loss	$(42.7)	$(23.2)
Depreciation and amortization	221.1	251.3
Management fee to related party	1.9	1.7
Interest expense	226.0	237.0
Loss on extinguishment of debt	22.9	—
Unrealized gain on derivative instruments, net	(5.6)	(4.1)
Gain on sale of assets	—	(52.9)
Non-recurring prof. fees, M&A integration and restr. exp.	16.0	46.6
Other expense (income), net	0.4	(3.4)
Income tax (benefit) expense	3.9	(14.9)
Adjusted EBITDA(1)	$443.9	$438.1

(1)         See “Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information” below for a reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA for the respective years ended.

Unaudited Pro Forma Condensed Combined Financial, Operating & Customer Information

The unaudited pro forma condensed combined financial, operating and customer information for the periods presented in the tables below has been prepared giving effect the increase in our investment in Anne Arundel Broadband (“AAB”) on May 1, 2014 and the sale of our South Dakota systems (“South Dakota”) on September 30, 2014 as if such transactions had been completed at the beginning of the periods presented by applying pro forma adjustments to the individual historical unaudited condensed combined financial, operating and customer information of AAB and South Dakota.

Accordingly, the unaudited pro forma condensed combined financial, operating and customer information presented in the tables below includes the unaudited financial, operating and customer information for AAB for the period from January 1, 2014 to April 30, 2014 and excludes the unaudited financial, operating and customer information for South Dakota for the period from January 1, 2014 to September 30, 2014.  The historical combined financial, operating and customer information has been adjusted to give effect to pro forma events that are (1) directly attributable to such transactions, (2) factually supportable and (3) expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial, operating and customer information is for informational purposes only and does not represent what our results of operations, operating and customer information would have been if the transactions had occurred at any date, nor does such information project the results of operations for any future period.

The unaudited pro forma condensed combined financial information does not reflect non-recurring charges that have been incurred in connection with the transactions, including any related financing fees, legal fees, broker fees and accounting fees.

The following table provides an unaudited reconciliation of our Total Revenue to Pro Forma Total Revenue for the respective quarters:

WideOpenWest Finance, LLC

Pro Forma Condensed Combined Financial Information (Unaudited)

($ in millions)

	Three months ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2015	2015	2015	2015
Total Revenue	$312.3	$305.8	$297.7	$301.3
Pro Forma Adjustments:
Revenue related to AAB	—	—	—	—
Revenue related to South Dakota	—	—	—	—
Pro Forma Total Revenue	$312.3	$305.8	$297.7	$301.3

	Three months ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2014	2014	2014	2014
Total Revenue	$312.1	$319.8	$323.2	$309.2
Pro Forma Adjustments:
Revenue related to AAB	5.3	1.8	—	—
Revenue related to South Dakota	(21.3)	(20.0)	(21.2)	—
Pro Forma Total Revenue	$296.1	$301.6	$302.0	$309.2

The following table provides an unaudited reconciliation of our Total Revenue to Pro Forma Total Revenue for the respective years ended:

WideOpenWest Finance, LLC

Pro Forma Condensed Combined Financial Information (Unaudited)

($ in millions)

	Year ended
	Dec 31, 2015	Dec 31, 2014
Total Revenue	$1,217.1	$1,264.3
Pro Forma Adjustments:
Revenue related to AAB	—	7.1
Revenue related to South Dakota	—	(62.5)
Pro Forma Total Revenue	$1,217.1	$1,208.9

The following two tables provide an unaudited reconciliation of our Adjusted EBITDA to Pro Forma Adjusted EBITDA for the respective quarters ended:

WideOpenWest Finance, LLC

Pro Forma Condensed Combined Financial Information (Unaudited)

($ in millions)

	Three months ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2015	2015	2015	2015
Adjusted EBITDA	$109.7	$112.7	$109.6	$111.9
Pro Forma Adjustments:
Adjusted EBITDA related to AAB	—	—	—	—
Adjusted EBITDA related to South Dakota	—	—	—	—
Pro Forma Adjusted EBITDA	$109.7	$112.7	$109.6	$111.9

	Three months ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2014	2014	2014	2014
Adjusted EBITDA	$109.0	$111.5	$109.9	$107.7
Pro Forma Adjustments:
Adjusted EBITDA related to AAB	0.8	0.2	—	—
Adjusted EBITDA related to South Dakota	(9.4)	(8.0)	(9.4)	—
Pro Forma Adjusted EBITDA	$100.4	$103.7	$100.5	$107.7

The following table provides an unaudited reconciliation of our Adjusted EBITDA to Pro Forma Adjusted EBITDA for the respective years ended:

WideOpenWest Finance, LLC

Pro Forma Condensed Combined Financial Information (Unaudited)

($ in millions)

	Year ended
	Dec 31, 2015	Dec 31, 2014
Adjusted EBITDA	$443.9	$438.1
Pro Forma Adjustments:
Adjusted EBITDA related to AAB	—	1.0
Adjusted EBITDA related to South Dakota	—	(26.8)
Pro Forma Adjusted EBITDA	$443.9	$412.3

The unaudited pro forma financial information should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on March 17, 2016.

The following table provides an unaudited reconciliation of our previously reported operating, total customer, subscriber and Total RGU data to Pro Forma operating, total customer, subscriber and RGU data for the respective quarters ended giving effect to the increase in our investment in AAB on May 1, 2014 and the sale of South Dakota on September 30, 2014 as if such transactions had been completed at the beginning of the periods presented:

	4Q-13	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15	3Q-15	4Q-15
Reported Homes Passed	2,995,000	2,997,000	3,114,000	2,978,000	2,985,000	2,988,600	2,993,100	2,997,200	3,003,100
Pro Forma Adjustments:
AAB	112,000	112,000	—	—	—	—	—	—	—
South Dakota systems	(142,000)	(142,000)	(142,000)	—	—	—	—	—	—
Pro Forma Homes Passed	2,965,000	2,967,000	2,972,000	2,978,000	2,985,000	2,988,600	2,993,100	2,997,200	3,003,100

Reported Total Customers	841,100	852,900	867,800	816,000	809,100	799,200	787,100	781,700	777,800
Pro Forma Adjustments:
AAB	16,400	16,600	—	—	—	—	—	—	—
South Dakota systems	(52,300)	(52,700)	(52,300)	—	—	—	—	—	—
Pro Forma Total Customers	805,200	816,800	815,500	816,000	809,100	799,200	787,100	781,700	777,800

Reported HSD Subscribers	740,000	756,700	769,600	729,700	727,800	722,000	713,100	712,300	712,500
Pro Forma Adjustments:
AAB	11,700	11,800	—	—	—	—	—	—	—
South Dakota systems	(43,500)	(44,200)	(44,100)	—	—	—	—	—	—
Pro Forma HSD Subscribers	708,200	724,300	725,500	729,700	727,800	722,000	713,100	712,300	712,500

Reported Video Subscribers	694,400	694,300	699,000	653,800	634,700	606,500	582,700	564,500	547,500
Pro Forma Adjustments:
AAB	14,400	14,600	—	—	—	—	—	—	—
South Dakota systems	(34,400)	(34,200)	(33,700)	—	—	—	—	—	—
Pro Forma Video Subscribers	674,400	674,700	665,300	653,800	634,700	606,500	582,700	564,500	547,500

Reported Telephony Subscribers	423,800	418,800	416,200	373,900	359,400	339,600	324,500	310,600	296,800
Pro Forma Adjustments:
AAB	5,500	5,400	—	—	—	—	—	—	—
South Dakota systems	(32,900)	(32,200)	(31,500)	—	—	—	—	—	—
Pro Forma Telephony Subscribers	396,400	392,000	384,700	373,900	359,400	339,600	324,500	310,600	296,800

Reported Total RGUs	1,858,100	1,869,800	1,884,800	1,757,500	1,721,900	1,668,100	1,620,300	1,587,400	1,556,800
Pro Forma Adjustments:
AAB	31,600	31,800	—	—	—	—	—	—	—
South Dakota systems	(110,800)	(110,600)	(109,300)	—	—	—	—	—	—
Pro Forma Total RGUs	1,778,900	1,791,000	1,775,500	1,757,500	1,721,900	1,668,100	1,620,300	1,587,400	1,556,800